Exhibit 10.12

AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO.  3 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of January 13, 2020 (the “Effective Date”) by and between Midland States Bancorp, Inc. (the “Company”), Midland States Bank, an Illinois banking corporation (the “Bank”) (the Bank and the Company hereinafter collectively referred to as the “Employer”), and Doug Tucker (“Executive”).

RECITALS

A.	The Executive has entered into an Employment Agreement with the Company and the Bank, dated as of December 1, 2010, including as subsequently amended (the “Employment Agreement”).

B.	The Company’s Compensation Committee has approved changes to the Change of Control provisions for the Executive.

AGREEMENTS

1.	The definition of “Severance Payment” in Section 5(j)(ii) is hereby amended to “for any Termination occurring during a Covered Period, an amount equal to 200% of Executive’s Base Compensation.”

2.

The period for which Employer shall continue to provide health care coverage if the termination occurs during a Covered Period (subject to the limitations set forth therein) is hereby amended to “24 months.”

In all other respects the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

MIDLAND STATES BANCORP, INC. andEXECUTIVE

MIDLAND STATES BANK

By:  /s/ Jeffrey G. Ludwig                                                               /s/ Douglas J. Tucker

Name:Jeffrey G. Ludwig[Signature]

Its:Chief Executive Officer